CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Annual Report (Form 10-K/A) of our reports dated March 4, 2011, with respect to the financial statements of Teucrium Commodity Trust, Teucrium Corn Fund, Teucrium WTI Crude Oil Fund, Teucrium Natural Gas Fund, Teucrium Soybean Fund, Teucrium Sugar Fund, and Teucrium Wheat Fund, included in this Amendment No. 1 to the Annual Report (Form 10-K/A) for Teucrium Commodity Trust.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
April 28, 2011